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                                                                   EXHIBIT 10.2

         THIS AGREEMENT is made the 3rd day of Sept. Two Thousand and Three
(2003) Between:

MAXTOR PERIPHERALS(S) PTE LTD, a company incorporated in Singapore and having its registered office at 2 Ang Mo Kio Street 62 Ang Mo Kio Industrial Park 3 Singapore 569111 (hereinafter called "the Company") of the one part; And

ECONOMIC DEVELOPMENT BOARD, a Corporate Body established in the Republic of Singapore by the Economic Development Board Act (Cap. 85) of 250, North Bridge Road, #24-00 Raffles City Tower Singapore 179101 (hereinafter called "the Board") of the other part.

WHEREAS:

(1) The Company has applied to the Board for a term loan up to a maximum aggregate principal amount of Singapore Dollars Fifty-Two million (S$52,000,000) under the Capita] Assistance Scheme of the Board.

(2) The Board is willing to grant the term loans to the Company, upon the terms and subject to the conditions hereinafter set forth.

NOW THIS AGREEMENT WITNESSETH AS FOLLOWS:-

1.       DEFINITIONS

1.1 In this Agreement, unless the context otherwise requires, the following words or expressions shall have the following meanings respectively: -

         (a) "Business Day" means a day on which banks in Singapore are open for business excluding Saturday and Sunday or Public Holiday.

         (b)      "Day" means a calendar day.

         (c) "Dollars" and the sign "$" respectively mean the lawful currency of the Republic of Singapore.

         (d) "Drawing" means any, each or all (as the context may require) of the drawings made by the Company under the Term Loan and includes the First Drawing as defined hereof.

         (e) "Event of Default" and "Events of Default" mean any, each or all (as the context may require) of the Events of Default described in Clause 15 hereof.

         (f) "First Drawing" means the first of the drawing made by the Company under the Term Loan.

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         (g)      "Fixed Productive Assets" means the equipment for the
                  manufacture of server-HDD.

         (h) "Guarantee" means a bank guarantee to be issued by a prime bank in Singapore and duly executed under seal and signed by the said bank's authorised signatories, in favour of the Board and in the form and containing terms acceptable to the Board.

         (i) "Interest Rate" means the rate of interest determined in accordance with Clause 7.2 hereof.

         (j) "Interest Payment Dates" means the day falling on the first Business Day of June or the first Business Day of December as the case may be and the first Interest Payment Date shall be the Interest Payment Date falling no earlier than ninety (90) days after the First Drawing of the Term Loan.

         (k) " Interest Period" means the period or periods determined as follows:-

                  (i) the Interest Period in relation to the First Drawing shall begin on the date on which that Drawing is made hereunder and shall end on the first Interest Payment Date;

                  (ii) the Interest Period in respect of any subsequent Drawing shall begin on the date on which the relevant subsequent Drawing is made and shall end on the Interest payment Date falling immediately thereafter;

                  (iii) each successive Interest Period shall begin on the last Interest Payment Date and shall end on the Interest payment Date falling six (6) months immediately following;

                  (iv) if any Interest Period would otherwise end on a day which is not a Business Day that Interest Period shall be extended to the next succeeding day which is a Business Day;

                  (v) if any Interest Period is extended by the application of (iv) above, the following Interest Period shall (without prejudice to the application of (iv) above) end on the day on which it would have ended if the preceding Interest Period had not been so extended; and

                  (vi) any amount to be repaid under Clause 8 shall have a final Interest Period expiring on the relevant Repayment Date

         (l)      "Month" means a calendar month.

         (m) "Person" shall include a company, body of persons, association or body corporate or unincorporated.

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         (n)      "Repayment Dates" means the first Day of June and the first
                  Day of December of each year.

         (o) "Term Loan" means the loan facility in the aggregate amount of Singapore Dollars Fifty-Two Million (S$52,000,000) to be made available to the Company by the Board in accordance with the terms and conditions set out in this Agreement and shall also be deemed to include the whole or any part thereof.

         (p)      "Year" means a calendar year.

1.2 Unless the context otherwise requires, words importing the singular number include the plural number and vice versa.

1.3 The words "hereof", "herein", "hereon" and "hereafter" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.4 The headings to the Clauses hereof shall not be deemed part thereof or be taken in consideration in the interpretation or construction thereof or of this Agreement.

1.5 Reference herein to Clauses are references to Clauses of this Agreement.

2.       TERM LOAN

         Subject to the provisions of this Agreement and in particular those of Clause 3 hereof, the Board will make available to the Company the Term Loan at the times and in the manner as hereinafter provided. The Term Loan shall be for a period of four (4) years, inclusive of a one (1) year grace period for repayment of the Term Loan as provided in Clause 8 herein.

3.       CONDITIONS PRECEDENT AND AVAILABILITY

         The right of the Company to make any Drawing or Drawings under the Term Loan, and the obligations of the Board to make available the same shall be subject to the following conditions precedent, that is to say:-

         (a) There shall not exist at or prior to any Drawing, any Event of Default or any condition, event or act which, with the giving of notice or lapse of time, or both, would, constitute such an Event of Default.

         (b) All representations, warranties and statements contained herein, or otherwise made in writing in connection herewith or in any certificate or statement furnished pursuant to any provision of this Agreement or in any document referred to herein made by the Company shall be true and correct with the same effect as though made on the date on which the First Drawing is to be made.

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         (c)      The Board shall have received, in form and substance
                  satisfactory to the Board, the following:-

                  (i) A copy of the Memorandum and Articles of Association of the Company duly certified by a Director and the Secretary of the Company to be a true copy thereof;

                  (ii) A copy, certified by a Director and Secretary of the Company, of the resolution of the board of Directors of the Company, which is in full force and effect, approving the terms and conditions contained in this Agreement and authorising a person or persons to sign this Agreement and any other document to be given to the Board from time to time by the Company;

                  (iii) Specimen signatures of the persons authorised to sign this Agreement on behalf of the Company, and to sign the notices of Drawing and any other document to be given from time to time by the Company, such specimens to be certified be a Director or the Secretary of the Company to be the true signatures of such persons respectively; and

                  (iv) The Guarantee relating to the Term Loan to be made and duly executed.

         (d) All acts, conditions and things required to be done and performed and to have happened precedent to the execution and delivery of this Agreement and the Guarantee and to constitute this Agreement and the Guarantee legal, valid and binding obligations enforceable in accordance with their respective terms, shall have been done and performed and have happened in compliance with all applicable laws.

         (e) There is no breach by the Company of any of the terms, conditions and undertakings herein contained.

4.       PURPOSE OF THE TERM LOAN

4.1 Subject to the terms and conditions herein contained and in particular to those of the Clause 3, the Term Loan will be made available by the Board to the Company for financing Fixed Productive Assets.

4.2 Upon advance of a Drawing under Clause 5, the Company shall apply all the proceeds thereof for the purposes described in Clause 4.1 above and for no other purpose whatsoever.

4.3 It is further agreed that this Term Loan shall be made available to the Company on the understanding that the Company shall invest or expend at least Singapore Dollars One Hundred and Sixty-nine Million (S$169,000,000) cumulatively in Fixed Productive Assets by 2006.

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5.       DRAWINGS OF TERM LOAN

5.1 Subject to the terms and conditions of this Agreement and in particular to all the conditions of Clause 3 being complied with the Board will make available drawings under the Term Loan in accordance with a disbursement schedule submitted by the Company and approved by the Board at least 45 days before the First Drawing of the Term Loan.

5.2 The Company shall give notice of Drawing to the Board not later than thirty (30) Business Days prior to the intended date of Drawing and each notice of Drawing shall be substantially in the form set out in the Appendix I hereto and shall:-

         (i) state the date (which must be a Business Day) and the amount of the proposed Drawing;

         (ii)     be irrevocable;

         (iii) commit the Company to borrow the amount and on the date stated; and

         (iv) constitute a representation and warranty that at the date thereof the warranties and representations set out in Clause 12 are true and no Event of Default and no event or act which with the giving of notice or lapse of time or both would constitute such an Event of Default has occurred.

5.3 The First Drawing shall be made not later than 31 December 2003 or such later date as may be approved by chairman EDB or his lawful representative.

6.       AVAILABILITY OF TERM LOAN

         The Term Loan shall be available for Drawing for a period of 1 year from the date of the First Drawing after which date any part of the Term Loan not drawn shall be cancelled.

7.       INTEREST

7.1 The Company shall pay to the Board on each Interest Payment Date interest in arrears on the amounts drawn and outstanding under the term Loan from time to time in respect of each Interest Period relating thereto determined in accordance with clause l.l(k) and at the Interest Rate determined in accordance with sub-clause 7.2 hereof..

7.2 Interest will be charged by the Board at the rate of 4.25% per annum (the "Interest Rate") calculated on the basis of a 365 days, compounded at six-monthly rests, for the actual number of days lapsed and shall be payable in arrears at six-monthly intervals, the first payment to be made on the Interest Payment Date as defined in Clause 1.1 (j) hereof.

7.3 The amount of interest payable on the drawings under the Term Loan from time to time owing and outstanding shall be calculated at the Interest Rate on the basis of a

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year of three hundred and sixty five (365) Days, compounded at six-monthly rests, for the actual number of Days elapsed.

7.4 The certificate of the Board in writing as to the determination of the amount of interest payable on each Interest Payment Date shall be conclusive and binding upon the parties hereto, save for manifest error.

7.5 The Company recognizes and accepts that it is commercial practice for interest on amounts in default to be charged and that the rate of interest to be applied by the board on the amounts in default shall be three per cent (3%) per annum above the average prevailing prime interest rate as reported by the Monetary Authority of Singapore compounded on a monthly basis, which will represent a genuine estimate of the damage the Board would suffer in the event of a failure by the Company in the payment on the due date of any principal and/or interest on the amounts due and payable to the Board.

7.6 The Company acknowledges and agrees that the rate of interest to be applied to any principal and interest due and not paid on the Repayment Dates and /or Interest Payment Dates shall be 3% per annum above the average prevailing prime interest rate as reported by the Monetary Authority of Singapore compounded on a monthly basis, chargeable on the outstanding principal and interest due from the Repayment Dates and/or Interest Payment Dates up to the date of actual payment.

8.       REPAYMENT OF THE TERM LOAN

         The company shall repay the principal of the amounts drawn under the Term Loan in seven (7) equal consecutive six-monthly instalments on the Repayment Dates. The first of such instalments shall be paid on the first Repayment Date following one (1) year from the date of the First Drawing of the Term Loan or such other later date as the Board may determine in its absolute discretion.

9.       PAYMENT PROVISIONS

9.1 All payments to be made by the Company under this Agreement shall be made not later than 11 a.m. (Singapore time) on the relevant day to the Board at its address described above or at such other address as the Board may from time to time designate by notice in writing to the Company not less that ten (10) Business Days prior to the date of any such payment hereunder.

9.2 If any sum becomes due for payment under this Agreement on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and all calculation of interest shall be adjusted accordingly.

9.3 Any payments not made by 11 a.m (Singapore time) on the respective Repayment Date or Interest Payment Date shall be considered as late payments and shall be charged interest as provided in clause 7.6 above, from the same Repayment Date and/or Interest Payment Date, until such time the payments are made in full to the Board.

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10.      PREPAYMENT

10.1 The Company may prepay in the inverse order of maturity any part of the Term Loan or the entire Term Loan before maturity by giving the Board one (1) month prior written notice of its intention to prepay any amount.

11.      SECURITY

         Prior to each Drawing of the Term Loan, the Company shall procure the requisite Guarantee from a Prime Bank with a credit rating which satisfies the Board's requirements and in the event that during the currency of this Agreement the credit rating of the Prime Bank falls below the Board's requirements, the Company shall immediately take steps to replace the Guarantee with one from an approved Prime Bank with the requisite rating.

12.      WARRANTIES AND REPRESENTATIONS

12.1     The Company hereby warrants and represents to the Board as follows:-

         (a) that it is lawfully incorporated, validly existing and in good standing under the laws of the Republic of Singapore;

         (b) that it has the corporate power and authority to carry on the business as now being conducted;

         (c) that it has the corporate power to execute and perform this Agreement and to borrow hereunder;

         (d) that the execution, delivery and performance of the Agreement and the borrowings hereunder have been duly authorised by all requisite corporate action and will not violate any provision of any agreement or other instrument to which the Company is a party;

         (e) that its latest balance sheet and financial statements submitted to the Board are correct and complete and accurately represent the financial condition of the Company on the date thereof and the results of its operation for the period then ended and each such balance sheet shows all known present and future liabilities, direct or contingent, of the Company as of the date thereof and each financial statement referred to herein was prepared in accordance with generally accepted accounting principles;

         (f) that there has been no material adverse change in the business activities, operations or financial condition of the Company since the date of the latest financial statements referred to in sub-paragraph (e) above;

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         (g)      save as otherwise disclosed to the Board, there are no
                  actions, suits or proceedings pending or, to the knowledge of the Company threatened against the Company or its parent or any of its subsidiaries at law or in equity (whether or not purportedly on behalf of the Company, its parent or any of its subsidiaries) before any court or competent body adjudicating such matters, which involve the possibility of an judgement or liability which may result in any material adverse change in the business, operations, properties or assets, or in the condition, financial or otherwise of the Company or its parent or any of its subsidiaries and adversely affect the Company's ability to make repayment of the Term Loan;

         (h) that to the best of the knowledge of the Company no steps have been taken or are being taken to appoint a receiver and/or manager or judicial manager or liquidator or any other person over it or any of its assets or in any winding up action

12.2 Each of the warranties and representations contained in the preceding sub-clause shall survive and continue to have full force and effect after the execution of this Agreement and that they will be true and correct and fully observed as though made on the date of Drawing or each Interest Payment Date with reference to the facts and circumstances then subsisting.

13.      AFFIRMATIVE UNDERTAKING

         The Company hereby undertakes and agrees with the Board as follows:-

         (a) that the Term Loan granted by the Board under the provisions of this Agreement and every part thereof shall be used solely for the purpose and in the manner hereinbefore stipulated and not for any other purpose or manner save with the prior written consent of the Board.

         (b) that it will carry on and conduct its business and affairs with due diligence and efficiency in accordance with sound technical financial industrial and managerial standards and practices including the maintenance of adequate records with qualified personnel and in accordance with its Memorandum and Articles of Association.

         (c) that it will furnish and provide the Board with and permit the Board to obtain all such statements information explanation and data, except information of a confidential nature, as the Board may reasonably require, by prior written notice, regarding the affairs operations administration financial of other whatsoever state or condition of the Company or any of the matters in the Clause mentioned.

         (d) that it will furnish to the Board particulars of any kind of immovable property hereafter acquired by the Company.

         (e) that the Board shall have the right as it may reasonably request, by prior written notice, to inspect any land or premises where the Company

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                  carries on its business and inspect the same and all property and assets whatsoever therein or thereon and all accounts records and statements wherever the same may be situate and to make inventories and record thereof.

         (f) that it will supply to the Board certified copies of all resolutions passed which materially affect the financial state and condition of the Company at general and/or special meetings of the Company within seven (7) Days from the date of the passing of such resolutions.

         (g) that it will deliver to the Board every year immediately after the issue of a copy of the Company's audited balance sheet and profit and loss accounts audited by a firm of auditors of international reputed together with Auditors' and Directors' Reports and will also deliver to the Board a copy of the annual return which the Company is required by law to file with the Registrar of Companies.

         (h) that it shall punctually pay all rents rates assessments taxes and all outgoings payable in respect of any land/or premises belonging to the Company or at which it carries on business and obtain all necessary licences and comply with all regulations rules and orders relating to the carrying on of its business on such premises.

         (i) that it will keep all its plant machinery equipment buildings constructions fixtures fittings implements and other effects in good and substantial repair and proper working condition to the satisfaction of the Board.

         (j) that it shall not dismantle pull down or remove any part of the buildings fixtures plant machinery and equipment, except in cases where such dismantling pulling down or removal shall in the opinion of the Company be rendered necessary by reason of the same being obsolete worn out or damaged, in which case the Company shall give sufficient written notice to the Board and will replace such property by property of similar nature and value after giving intimation to the Board.

         (k) that it shall give to the Board such written authorities or other directions and provide such facilities and access as the Board may require for the aforesaid inspection and shall pay all costs fees travelling and other out-of-pocket expenses whether legal or otherwise in respect of such inspection.

         (1) that insofar as may be necessary the Company shall amend its Memorandum and Articles of Association so as to enable it to observe and perform all the covenants undertakings terms stipulations conditions and other provisions of this Agreement.

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14.      NEGATIVE UNDERTAKINGS

         The Company hereby undertakes and agrees with the Board that it shall not without the written consent of the Board, which consent shall not be unreasonably withheld:-

         (a) embark on any new project or substantial expansion or diversification of its present business and operations, which are not related to its present business activities;

         (b) invest its funds by way of deposits (other than deposits with banks licensed by the Monetary Authority of Singapore), loans, share capital or otherwise in any other concern or issue or give guarantees for the account or on behalf of any person or otherwise become contingently liable for on in connection with any obligations or indebtedness of any person for an amount higher than 20% of its net worth;

         (c) effect any form of reconstruction including amalgamation with another company which will result in a change in the control of the Company;

         (d) create or permit to arise or subsist, any mortgage, charge (whether fixed or floating), pledge, lien or other encumbrances whatsoever on any of its properties or assets financed directly by the Term Loan, both present and future whatsoever and wheresoever situate;

         (e) declare or pay any dividend or make any income or capital distribution, whether in cash or in specie, to its shareholder or any of them; or

15.      EVENTS OF DEFAULT

15.1 If any one or more of the following Events of Default shall occur, that is to say:

         (a) if the Company shall fail to pay or otherwise discharge when due any sums of money, whether principal, interest, fees otherwise, payable under this Agreement;

         (b) if the Company shall default in the payment of any principal or interest or any other obligation for borrowed money (whether or not to the Board) beyond any period of grace provided in respect thereof;

         (c) if any representation or warranty made in or in pursuance of this Agreement or in any certificate, statement or other document delivered in connection with the execution and delivery hereof or in pursuance of this Agreement shall be or become incorrect in any material respect;

         (d) if the Company defaults in the due performance of any undertaking, condition or obligation on its part to be performed and observed

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                  hereunder (other than the payment of any sum due hereunder)
                  and such default (if capable of being rectified) shall not be rectified for a period of thirty (30) Days after the date of receipt by the Company of written notice of such default from the Board;

         (e) if a petition is presented in any court of competent jurisdiction or a resolution is passed for the winding-up of the Company or its parent or for the filing or any application for placing the Company or its parent under judicial management or any similar or analogous proceedings are taken against any of them and are not withdrawn within thirty (30) Days after being presented;

         (f) if any encumbrancer or lessor shall take possession or a receiver and/or manager, judicial manager, liquidator or other similar officer is appointed of the whole of the undertaking, property or assets, or any part thereof, of the Company or its parent;

         (g) if a distress or execution is levied or enforced upon or sued out against any part of the property or assets of the Company and is not discharged within thirty (30) Days of being levied and the Board is of the reasonable opinion that such an event will be materially prejudicial to the interests of the Board;

         (h) if a judgement or order is made against the Company and is not discharged within sixty (60) Days or if legal proceedings suits or actions of any kind whatsoever (whether criminal or civil) shall be instituted against the parent of the Company and the Board is in that case of the reasonable opinion that the said legal proceedings suits or actions will materially affect the Company's ability to perform and observe its obligations under this Agreement;

         (i) if the Company becomes insolvent or is unable or deemed unable to pay its debts or admits in writing its inability to pay its debts, as they mature, or enters into composition, compromise or arrangement with its creditors or makes a general assignment for the benefit of its creditors and the Board is of the opinion that any such event will be materially prejudicial to the interests of the Board;

         (j) if a winding -up petition is presented by or against the guarantor of any Guarantee or analogous proceedings shall be taken by or against it and is not discharged within thirty
                  (30) Days after being presented;

         (k) if the Company ceases or threatens to cease to carry on its business and the Board is of the opinion that it will materially affect the ability of the Company to perform and observe its obligations under this Agreement;

         (1) if any license, consent or approval of any authority at any time necessary to enable to Company to comply with and perform its obligations under this Agreement to a material extent shall be revoked, withheld or materially modified or shall otherwise not be granted or fail to remain in full force and effect;

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         (m)      if any of the consents, authorities, approvals, waivers or resolutions referred to in Clause 3 shall be modified in a manner unacceptable to the Board or shall be wholly or partly revoked, withdrawn, suspended or terminated or shall expire and not be renewed or shall otherwise fail to remain in full force and its effect and such circumstances are considered by the Board to be material;

         (n) if without the prior written consent of the Board there is any change in the shareholding of the Company which will result in a change in the control of the Company;

         (o) if a situation shall have arisen, which shall make it improbable that the Company will be able to perform its obligations under this Agreement;

         (p) if the Board determines in its absolute discretion that its interests under the Guarantee is or are in jeopardy;

then and in any of such event, the Board may, by notice in writing to the Company declare that an Event of Default has occurred and such declaration shall be deemed to take effect from the date of such an Event of Default.

15.2 Upon the declaration by the Board that an Event of Default has occurred:-

         (a) the whole of the principal sum drawndown and owing under the Term Loan, interest thereon and all other sums agreed to be paid under this Agreement shall immediately become due and payable without any demand or notice of any kind by the Board to the Company; and

         (b) it shall be lawful for the Board to exercise all or any rights, powers or remedies under this Agreement, the Guarantee given to the Board or any one or more of them.

15.3 In the event of an occurrence of an Event of Default before the Term Loan shall have been fully drawn or utilised hereunder, the Board's obligations hereunder shall automatically and forthwith cease.

15.4 After the declaration by the Board that an Event of Default has occurred, all moneys received or recovered by the Board (whether such moneys shall have been received or recovered as a result of or arising from its exercise of all or any rights, powers or remedies under this Agreement, the Guarantee or any one or more of them or by way of a set-off or otherwise) shall be held by it and shall be applied as follows:-

         (a) Firstly, in or towards payment of all costs charges and expenses, if any, incurred in enforcing this Agreement, the Guarantee or any one or more of them.

         (b) Secondly, in or towards payment to the Board of all moneys and liabilities for the time being due, owing or outstanding under this Agreement and where such moneys and liabilities are of a contingent nature, in or towards making full and adequate provisions for payment of

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                  such moneys and liabilities as and when they become due and payable; and

         (c)      Thirdly, any surplus shall be paid to the Company.

16.      NOTICES

16.1 Except as otherwise expressly provided herein, any notice, request, demand or other communication to be given or served hereunder by one of the parties hereto to or on the other or others may be delivered at or sent by prepaid registered post or by facsimile to the address or addresses herein specified of the other party or parties and shell be deemed to be duly served:

         (a)      if it is delivered, at the time of delivery,

         (b) if it is sent by prepaid registered post, one (1) Day after posting thereof, or

         (c) if it is sent by facsimile, immediately after transmission thereof, if the date of transmission is a Business Day, and if such a date is not a Business Day, then the notice by facsimile shall be deemed to be served on the next succeeding Business Day.

Except as otherwise expressly provided herein, all notices, requires, demands or other communications which are required by this Agreement to be in writing may be made by facsimile.

16.2 For the purpose of this Clause 16 each of the parties hereto shall from time to time notify the other party in writing of an address in Singapore where such notice, request, demand or other communications as aforesaid can be given or served and such notification shall be effective only when it is actually received. In the absence of such notification, the notice, request, demand or other communication aforesaid may be given or served at the addresses or the respective parties as stated above.

17.      WAIVER NOT TO PREJUDICE RIGHT OF BOARD

         The board may from time to time and at any time waive either unconditionally or on such terms and conditions as it may deem fit any breach by the Company of any of the undertakings stipulations terms and conditions herein contained and any modification thereof but without prejudice to its powers rights and remedies for enforcement thereof, provided always that:-

         (a) no neglect or forbearance of the Board to require and enforce payment of any moneys hereunder or the performance and observance of any undertaking stipulation term or condition herein contained, nor any time which may be given to the Company shall in any way prejudice or affect any of the rights, powers or remedies of the Board at any time afterwards to act strictly in accordance with the provisions hereof;

         (b) no such waiver of any such breach as aforesaid shall prejudice the rights of the Board in respect of any other or subsequent breach of any of the undertakings stipulations terms or conditions aforesaid.

18.      INDULGENCE OF THE BOARD

         The liability of the Company hereunder shall not be impaired or discharged by reason of any time or other indulgence being granted by or with the consent of the Board to any person who or which may be in any way liable to pay any of the moneys secured hereby by any other security in favour of the Board or by reason of any arrangement being entered into or composition accepted by the Board which has the effect of modifying the operation of law or otherwise its rights and remedies under the provisions of the Agreement.

19.      SEVERABILITY

         In case any provision in this Agreement shall be, or at any time shall become invalid, illegal or unenforceable in any respect under any law, such invalidity, illegality or unenforceability shall not in any way affect or impair the other provisions of this Agreement but this Agreement shall be construed as if such invalid or illegal or unenforceable provision contained herein or therein did not form a part of this Agreement.

20.      GOVERNING LAW

         This Agreement shall be governed by and construed in all respects in accordance with the laws of the Republic of Singapore.

21.      MISCELLANEOUS

21.1 All legal and other professional fees, out-of-pocket expenses, charges and expenses of and in connection with this Agreement shall be paid by the Company.

21.2 The Company shall further pay all legal fees as between solicitor and client and other costs and disbursements incurred in connection with or demanding and enforcing payment of moneys due under this Agreement and Guarantee and otherwise howsoever in enforcing the performance of any other undertakings stipulations terms conditions or provisions of hereof and thereof.

21.3 A certificate signed by a duly authorised officer for the time being of the Board as to the amount of moneys and liabilities for the time being due to the Board or incurred by the Board under this Agreement and Guarantee shall be conclusive and binding on the Company, save for any computation or clerical error.

21.4 This Agreement shall be binding upon the successor of the Company and shall inure to the benefit of the Board and its successors and assigns.

21.5 The Company agrees to keep all terms and conditions of this Agreement confidential and is allowed only to communicate the contents with employees of the Company on a need to know basis only. The Company shall not communicate the terms and conditions herein to the public without the written consent of the Board.

         IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective common seals.

The Common Seal of
MAXTOR PERIPHERALS(S) PTE LTD
was hereunto affixed in the
presence of:-

                                  /s/
                                  -----------
                                    Director

                                  /s/
                                  -----------         [PICTURE OF SEAL 1]
                                   Secretary

The Common Seal of the ECONOMIC
DEVELOPMENT BOARD was
hereunto affixed in the presence of:-

                                                      [PICTURE OF SEAL 2]

                                  /s/
                                  -----------
                                    Chairman

                                  /s/
                                  -----------
                                   Secretary

APPENDIX I

ECONOMIC DEVELOPMENT BOARD
250 North Bridge Road
#24-00 Raffles City tower
Singapore 179101

Dear Sirs,

NOTICE OF DRAWING
TERM LOAN OF S$[        ]

Pursuant to Clause 5 of the EDB Loan Agreement dated        199[    ] in respect
of the above Term Loan we hereby give you notice for a Drawing of Dollars [    ]
($      ) on 19

We confirm-

         (i) that the conditions precedent under Clause 3 of the EDB Loan Agreement have been complied with in every respect;

         (ii) that each of the representations and warranties contained in Clause 12 of the EDB Loan Agreement are true and accurate in all respects as though made on the date of this Notice with reference to facts and circumstances presently subsisting and will be true and accurate in all respects on the date of the intended Drawing as though made on the date of the intended Drawing with reference to facts and circumstances then subsisting; and

         (iii) that as at the date hereof no Event of Default has occurred and no event has occurred which, with the giving of notice and/or the lapse of time and/or upon you making any necessary determination under Clause 15 of the EDB Loan Agreement, might constitute an Event of Default, and we undertake that no Event of Default and none of the events aforesaid will exist at the date of the intended Drawing.

In addition to the above documents kindly let us know if you require copies of any opinion approval or other documents.

Dated this      day of          19

Yours faithfully

Director/Authorised Signatory

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